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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Pediatric Services of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Last update: 02/22/2002

December 17, 2002

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders. It will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia. It will begin at 9:00 a.m. on Wednesday, February 12, 2003.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of one director and such other business as may be properly brought before the meeting.

At the Annual Meeting, James McNeill and I will report on the current operations of the Company. Following our presentation, representatives of our independent auditors, Ernst & Young LLP, will be available to respond to appropriate questions from stockholders.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. You are urged to complete, sign, date and return the enclosed proxy card even if you plan to attend the meeting. Return of the proxy card will not prevent you from voting in person at the meeting should you later decide to do so. For your convenience a postage paid envelope is enclosed.

We hope you will plan to join us.

Sincerely,

Joseph D. Sansone
Director, Chief Executive
Officer and President

PEDIATRIC SERVICES OF AMERICA, INC.
310 TECHNOLOGY PARKWAY
NORCROSS, GEORGIA 30092-2929

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 12, 2003

To the Stockholders of Pediatric Services of America, Inc.:

The 2003 Annual Meeting of Stockholders of Pediatric Services of America, Inc. will be held in the Medlock Auditorium of the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, on the 12th day of February, 2003, at 9:00 a.m., for the purpose of considering and voting upon:

1.	A proposal to elect one Class III member of the Board of Directors for a three year term; and

2.
To transact such other business as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. The Board of Directors has set December 16, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of record of Pediatric Services of America, Inc. Common Stock at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the close of business on December 16, 2002 will be available for inspection during normal business hours from January 29, 2003 through February 12, 2003 at the headquarters of the Company located at 310 Technology Parkway, Norcross, Georgia 30092-2929.

Management would appreciate your signing and returning the accompanying proxy card promptly so that if you do not attend the meeting, your shares will be voted.

By Order of the Board of Directors

James M. McNeill
Secretary

Norcross, GA
December 17, 2002

PEDIATRIC SERVICES OF AMERICA, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement, mailed on or about December 17, 2002, is furnished to the stockholders of Pediatric Services of America, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2003 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, February 12, 2003, in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel located at 5993 Peachtree Industrial Boulevard, Norcross, Georgia.

VOTING

General

The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share (the “Common Stock”), with each share entitling its owner to one vote on each matter properly submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is December 16, 2002 (the “Record Date”). On the Record Date, 6,850,397 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast “for” or “against,” as well as abstentions (including instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be used.

In voting for the proposal to elect one director (Proposal 1), stockholders may vote in favor of the nominee, or withhold their votes as to the nominee. Pursuant to the Bylaws of the Company, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal. As a result, shares which are withheld or abstained from voting and any broker non-votes with regard to a proposal will have the same legal effect as a vote against the proposal.

The Company believes that approximately 338,601 shares owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 5% of the outstanding Common Stock, will be voted in favor of the proposal.

Proxies

The accompanying form of proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choice with regard to the one proposal on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of the director nominee named in Proposal 1. In all other matters that properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to James M. McNeill, Secretary of the Company, at 310 Technology Parkway, Norcross, Georgia 30092-2929, by executing and delivering to Mr. McNeill a proxy card bearing a later date, or by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. Their expenses and all other expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. The Company has also hired Mellon Investor Services, LLC, a proxy solicitation firm, to assist in the distribution and solicitation of proxies. The Company will pay approximately $7,500 for those services.

STOCK OWNERSHIP

The table below sets forth information regarding the beneficial ownership of the Company’s Common Stock, as of the Record Date, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each executive officer of the Company named in the Summary Compensation Table on page 10, and (iv) all directors and executive officers of the Company as a group, based on data furnished to the Company by the named persons.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Cannell Capital LLC (2)
Beneficial Owner	926,000	13.5%
Dimensional Fund Advisors, Inc. (3)
Beneficial Owner	360,000	5.3%
David Nierenberg (4)
Beneficial Owner	927,230	13.5%
William P. Kennedy (5)
Beneficial Owner	347,250	5.1%
Joseph D. Sansone (6)
Director, President and Chief Executive Officer	350,255	5.0%
James M. McNeill (7)
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	36,500	*
Michael E. Axelrod (8)
Director	14,500	*
Michael J. Finn (9)
Director	44,300	*
Robert P. Pinkas (10)
Director	169,680	2.5%
Edward K. Wissing (11)
Chairman of the Board	15,625	*
All executive officers and directors as a group (6 persons) (12)	630,860	8.8%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)
Except as indicated in the footnotes set forth below, the persons named in the table, to the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from the Record Date upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Cannell Capital LLC (“Cannell”) is an investment advisor firm that serves as investment manager to the following investment advisory companies: The Anegada Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell Portfolio LLC, and Pleiades Investment Partners, LP. In its role as investment advisor and investment manager, Cannell possesses both voting and investment power over 926,000 shares of Common Stock as of 09/30/02. The address for Cannell is 150 California Street, Fifth Floor, San Francisco, CA 94111.

(3)
Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 360,000 shares of Common Stock as of 09/30/02. The Portfolios own all securities reported in this proxy statement, and Dimensional disclaims beneficial ownership of such securities. The address for Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

(4)
David Nierenberg is President of Nierenberg Investment Management Company, the General Partner of The D3 Family Fund, L.P. (the “Fund”). The Fund has sole voting and dispositive power over 876,230 shares of Common Stock. The address for the Fund is 19605 North East 8th Street, Camas, Washington 98607. In addition, Mr. Nierenberg has sole voting and dispositive power with respect to 20,000 shares of Common Stock owned by Haredale, Ltd, a Bahamian corporation. The address for Haredale, Ltd is P.O. Box N-4465, Nassau, New Providence, The Bahamas. Mr. Nierenberg disclaims beneficial ownership of the shares held by Haredale, Ltd. Mr. Nierenberg also has sole voting and dispositive power over 7,500 shares of Common Stock held by Olivier Roux of Talisman Management, Ltd., 3,000 shares of Common Stock held by Mr. James Henry Hildebrandt of Bain & Company, 3,000 shares of Common Stock held by Toxford Corporation, 10,000 shares of Common Stock held by The David and Patricia Nierenberg 1993 Irrevocable Trust, 3,000 shares of Common Stock directly held by Bruno Tiphine, and 4,500 shares of Common Stock jointly held by Rita and Bruno Tiphine.

(5)
William P. Kennedy is an individual shareholder whose holdings consist of 341,250 shares held directly, 3,000 shares held in the Ashley Kennedy Trust and 3,000 shares held in the Courtney Kennedy Trust as of 9/30/02.

(6)	Consists of options to purchase 172,259 shares of Common Stock, 175,747 shares of Common Stock held directly and 2,249 shares of common Stock held indirectly through Mr. Sansone’s spouse.
(7)	Consists of options to purchase 34,000 shares of Common Stock and 2,500 shares of Common Stock held directly.
(8)	Consists of options to purchase 10,000 shares of Common Stock and 4,500 shares of Common Stock held jointly with spouse.
(9)	Consists of options to purchase 33,000 shares of Common Stock, 8,700 shares of Common Stock held directly and 2,600 shares held jointly with spouse.
(10)
Consists of options to purchase 33,000 shares of Common Stock, 76,680 shares of Common Stock owned by Brantley Venture Management, L.P. of which Pinkas Family Partners is the general partner, and 60,000 shares of Common Stock owned by Madaket Investments, LLC, of which Mr. Pinkas is the managing member.

(11)	Consists of options to purchase 10,000 shares of Common Stock, 5,000 shares of Common Stock held directly and 625 shares of Common Stock held jointly with spouse.
(12)	Includes options to purchase 292,259 shares of Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen members as fixed from time to time by vote of a majority of the entire Board of Directors. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year and a new class of directors is elected each year by the stockholders for a term of three years or until their successors are elected and qualified.

At the Annual Meeting the term of the Class III director expires. The Board of Directors has nominated Joseph D. Sansone to serve as the Class III director of the Company for a three-year term expiring at the 2006 Annual Meeting of Stockholders. Mr. Sansone is currently serving as the Class III director of the Company. If Mr. Sansone should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed Proxy Card will vote all valid proxy cards for the election of such substitute nominee or nominees), or allow the vacancy to remain open until the Board of Directors locates a suitable candidate, or by resolution reduces the authorized number of directors.

The following is certain information concerning the nominee for election as well as the directors whose terms of office will continue after the Annual Meeting.

Nominee for Election as Director at the 2003 Annual Meeting

CLASS III—TERM EXPIRING AT THE 2003 ANNUAL MEETING

JOSEPH D. SANSONE (59) has been a Director, President and Chief Executive Officer of the Company since its formation in 1989. From September 1987 until the formation of the Company, Mr. Sansone was President of Ambulatory Services of America, Inc., a wholly owned subsidiary of Charter Medical Corporation (“Charter Medical”), the Company’s former parent. Prior to joining Charter Medical, Mr. Sansone was employed by American Medical International, Inc. (“AMI”). From 1985 to 1987, he served as Vice President of AMI Home Health Equipment Centers, a division of AMI, specializing in durable medical equipment sales and rentals.

First became a director: 1989

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. SANSONE AS DIRECTOR OF THE COMPANY FOR A THREE YEAR TERM, TO HOLD OFFICE UNTIL THE 2006 ANNUAL MEETING OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

Continuing Directors of the Company

CLASS I—TERM EXPIRING AT THE 2004 ANNUAL MEETING

ROBERT P. PINKAS (49) is a General Partner of Brantley Partners, a private equity organization based in Cleveland, Ohio, of which he was the founding partner in 1987. Mr. Pinkas has been a director, officer and investor in a variety of businesses since 1981, including Brantley Capital Corporation. He currently serves as Chairman of the Board of Waterlink, Inc.

Member:	Compensation Committee (Chairman) Nominating/Corporate Governance Committee	First became a director: 1989

EDWARD K. WISSING (65) is the current Chairman of the Board of the Company, effective December 4, 2002. Mr. Wissing is a former CEO and director of American HomePatient, Inc., a national provider of home healthcare products and services. Under Mr. Wissing’s leadership, American HomePatient grew from 20 operating locations in 1992 to over 300 locations by the end of 1997, with over $400 million in revenues at his retirement in May 1998. Prior to his employment with American HomePatient, Mr. Wissing held several senior executive positions in healthcare related firms, including Becton Dickinson, Sandoz/Rhone Poulenc and Glasrock HomeHealth. He has maintained a very active role in the home healthcare industry and has twice chaired the Health Industry Distributor’s Association (HIDA). Mr. Wissing has also served as Chairman of HIDA’s Educational Foundation. He currently serves on several other healthcare boards, including CareCentric, Inc., Psychiatric Solutions, Inc., and the Nashville Health Care Council.

Member:	Chairman of the Board Compensation Committee Audit Committee Nominating/Corporate Governance Committee	First became a director: 2001

CLASS II—TERM EXPIRING AT THE 2005 ANNUAL MEETING

MICHAEL E. AXELROD (45) is a shareholder in the law firm of Cohen Pollock Merlin Axelrod & Small, P.C. He has been associated with the firm since 1982 and became a shareholder in 1986. His practice concentrates on business law and transactions, with an emphasis on the health care industry and venture capital. Mr. Axelrod currently serves as Chairman of the Board of Prevent Child Abuse America, Inc., a non-profit corporation whose mission is to prevent the abuse and neglect of America’s children. In addition, he serves on the Board of Directors of Prevent Child Abuse Georgia, Inc.

Member:	Nominating/Corporate Governance Committee (Chairman) Audit Committee	First became a director: 2001

MICHAEL J. FINN (53) has been a General Partner of Brantley Venture Partners, L.P., a venture capital firm based in Cleveland, Ohio, since May 1995. Mr. Finn served from 1987 until May 1995 as Vice President—Venture Capital and Emerging Growth for Sears Investment Management Co., and during his tenure presided over the Venture Capital Group for the firm. Previously, Mr. Finn was Deputy Director of the Bureau of Investments, Michigan Department of Treasury. In this capacity, Mr. Finn presided over the Venture Capital Group. Mr. Finn is also a director of The Holland Group and Healthcare Solutions, Inc.

Member:	Audit Committee (Chairman) Compensation Committee	First became a director: 1989

COMMITTEES OF THE BOARD

The Company’s Board of Directors has three standing committees: the Nominating/Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Nominating/Corporate Governance Committee

On November 28, 2001, the Board established a Nominating/Corporate Governance Committee (the “Committee”) to review and report to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of potential directors to serve on the Board. The Committee also reviews and assesses the effectiveness of the Company’s corporate governance guidelines. On November 7, 2002, the Committee adopted a formal charter to govern its activities. The Committee will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified in the Company’s Bylaws. See “Stockholders’ Proposals for the 2004 Annual Meeting” below. The current members of the Nominating/Corporate Governance Committee are Michael E. Axelrod (Chairman), Robert P. Pinkas and Edward K. Wissing. The Nominating/Corporate Governance Committee held one meeting during fiscal 2002.

Compensation Committee

The Compensation Committee formulates executive compensation policy, reviews and approves compensation plans relating to executive officers and administers the Company’s stock option plans. On November 7, 2002, the Committee adopted a formal charter to govern its activities. The current members of the Compensation Committee are Robert P. Pinkas (Chairman), Michael J. Finn, and Edward K. Wissing. The Compensation Committee held four meetings during fiscal 2002.

Audit Committee

The Audit Committee selects the Company’s independent auditors; evaluates and reviews their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company’s internal auditing procedures; consults with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the independent auditors’ audit and non-audit fees. The Audit Committee also approves the engagement of independent auditors to provide non-audit services. The members of the Audit Committee are independent directors as defined in the Nasdaq National Market listing standards. On March 7, 2000, the Audit Committee adopted a formal written charter, which was amended and restated effective November 7, 2002 (the “Audit Committee Charter”). The central purpose of the Audit Committee Charter is to promote accurate, high-quality and timely disclosure of financial and other information to the Board of Directors, the public markets and stockholders. The Company also maintains an internal audit function that reports directly to the Audit Committee. The Audit Committee’s current members are Michael J. Finn (Chairman), Edward K. Wissing and Michael E. Axelrod. The Audit Committee held five meetings during fiscal 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures provided to the Committee as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. During fiscal 2002, the Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Michael J. Finn (Chairman), Edward K. Wissing and Michael E. Axelrod.

Selection of Auditors

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP to be the Company’s independent auditors for fiscal year ending September 30, 2003.

Audit Fees

The aggregate fees billed by the Company’s independent auditors for professional services rendered in connection with the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2002, as well as for the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal year 2002, totaled approximately $305,000.

Financial Information Systems Design and Implementation Fees

No fees other than those described above under the caption “Audit Fees” and those described below under the caption “All Other Fees” were billed to the Company by the Company’s independent auditors for professional services in fiscal year 2002.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were approximately $213,000, primarily for income tax compliance. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions from stockholders.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, the members of the Compensation Committee consisted of Messrs. Pinkas, Finn and Wissing. Messrs. Pinkas, Finn and Wissing have never been employees of the Company, and there were no reportable business relationships between the Company and such individuals.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

This report discusses the Compensation Committee’s objectives and policies regarding director and executive compensation. The report specifically reviews the basis for the compensation for the Company’s President and Chief Executive Officer for fiscal year 2002 and its policy generally with respect to the compensation of all executive officers for fiscal year 2002.

Chief Executive Officer Compensation

For fiscal year 2002, the base salary for Mr. Sansone was set at $360,000 pursuant to an employment agreement between the Company and Mr. Sansone, which was amended and restated as of November 7, 2002. See “Employment Agreements” below. The Compensation Committee determines any annual salary increases and incentive bonus and stock option grants based on the performance of the Company as measured against an annual plan submitted and approved by the full Board and the Committee’s subjective evaluation of Mr. Sansone’s performance as it relates to the performance of the Company. The Compensation Committee believes that this relationship between performance and pay is appropriate and serves the stockholders’ interests. The Compensation Committee submits Mr. Sansone’s compensation package to the Board of Directors for ratification. Members of the Compensation Committee have extensive experience in serving on compensation committees at other companies, which provides the Company with knowledge of comparable compensation policies.

The Compensation Committee awarded an incentive bonus of $200,000 to Mr. Sansone for fiscal year 2002, and voted to increase Mr. Sansone’s salary to $378,000 for fiscal year 2003. See “Summary Compensation Table” below.

Compensation Policy for Executive Officers

The Company’s executive officers receive base salaries that are considered by management to be on the low end of an average base salary for executive officers in comparable positions at other companies in the health care industry. This reflects the Compensation Committee’s desire to place more emphasis on performance-based incentives. The Compensation Committee seeks to use non-cash compensation such as the grant of stock options as a long-term performance incentive for the executive officers. Stock options enable the Company’s executive officers to benefit from their efforts to improve the Company’s financial results, consistent with the interests of all stockholders, because improved financial results are likely to be reflected in the Company’s stock price and would thereby increase stockholder value. It is the Compensation Committee’s belief that the granting of stock options will encourage performance by the Company’s executive officers that contributes to the long-term growth of the Company.

For fiscal year 2002, the compensation of the Company’s executive officers other than the Chief Executive Officer was recommended by the Chief Executive Officer to the Compensation Committee, subject to ratification by the Board of Directors. Recommendations for annual increases in salary and incentive bonuses are generally based on the Chief Executive Officer’s review and evaluation of each executive officer’s performance as it relates to the goals of the Company. Measures of performance include divisional results for which each executive officer is responsible, Company-wide results, and individual goals and objectives set by the Chief Executive Officer and the individual executive officer prior to the beginning of the fiscal year. The Compensation Committee reviews the Chief Executive Officer’s recommendations, makes any changes it believes necessary, approves the compensation packages and presents them to the Board for ratification.

Omnibus Budget Reconciliation Act of 1993 Implications for Executive Compensation

It is the responsibility of the Compensation Committee to address the issues raised by changes in the tax laws which made certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. Based on the Company’s current level of compensation it is not necessary to consider this issue at this time. The Company intends to take the necessary steps to ensure its executive officers’ compensation policies comply with the cap at the appropriate time.

Submitted by the Compensation Committee: Robert P. Pinkas (Chairman), Michael J. Finn, and Edward K. Wissing.

Directors’ Compensation and Attendance

Fees for Board Service.    Under current Company policy, non-employee directors earn $3,000 for each of the four regularly scheduled Board of Directors’ meetings attended in person, $500 for each Committee meeting attended in person and $250 for each telephonic meeting held. In addition, in accordance with his recent appointment as Chairman of the Board, Mr. Edward Wissing will earn $60,000 annually as compensation for serving in such capacity. Employee directors earn no additional compensation for services as a director. In lieu of cash, directors may opt to receive the cash equivalent in stock options in the discretion of the Compensation Committee. During fiscal year 2002, no director made such an election. In addition, all directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or committees thereof. Compensation for participation on the Board of Directors is at the discretion of the Board. Mr. Sansone, the only director who was also an employee in 2002, received no additional compensation for service on the Board of Directors.

During fiscal year 2002, non-employee directors of the Company earned the following compensation for Board meetings attended:

Michael E. Axelrod	$10,000
Michael E. Finn	$10,000
Robert P. Pinkas	$10,000
Edward K. Wissing	$8,250

Directors Stock Option Plan.    Under the Directors’ Stock Option Plan, as amended and restated by the Board of Directors on November 28, 2001 and approved by the stockholders at the Annual Meeting held on January 29, 2002, directors of the Company who are not officers or employees of the Company each receive annual grants of options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant and which expire ten years after issuance. The Compensation Committee has the authority and sole discretion to make grants of options under the Plan. The options vest on the first anniversary of their issuance, provided that the grantee is then a director of the Company. A total of 300,000 shares of Common Stock have been reserved for issuance pursuant to options granted and to be granted under the Directors’ Stock Option Plan. In fiscal year 2002, a total of 40,000 options were granted to directors under the Directors’ Stock Option Plan.

During fiscal year 2002, the Board of Directors and the Audit Committee of the Board of Directors each held five meetings, the Compensation Committee held four meetings, and the Nominating/Corporate Governance Committee held one meeting. Each director attended in excess of 75% of the total number of meetings of the Board of Directors and each Committee on which he served in fiscal year 2002.

Summary Compensation

The following table summarizes the total compensation paid or accrued by the Company for each person who served as an executive officer during the fiscal year ended September 30, 2002:

Summary Compensation Table

		Annual Compensation(1)		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(2)	Bonus	Shares Underlying Options	All Other Compensation(3)
Joseph D. Sansone	2002	$360,000	$200,000	20,000	$111,120
Director, President and Chief	2001	$300,000	$200,000	30,000	$74,164
Executive Officer	2000	$275,000	$68,750	36,000	$38,110

James M. McNeill	2002	$205,000	$100,000	15,000	$43,946
Senior Vice President, Chief Financial	2001	$175,000	$100,000	25,000	$15,450
Officer, Secretary and Treasurer	2000	$155,000	$38,750	40,000	$28,651

(1)
The compensation of the above-listed individuals, including bonuses, is determined by the Compensation Committee of the Board of Directors. See “Incentive Bonus Policy” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation.” Messrs. Sansone and McNeill did not receive any perquisites, other personal benefits, securities or property in the indicated fiscal years in excess of 10% of their annual salary and bonus.

(2)	Includes amounts deferred at the election of the officers pursuant to the Company’s Non-Qualified Deferred Compensation Plan.
(3)
Reflects for fiscal year 2002 (a) premiums of $7,705 paid by the Company for a term life insurance policy on the life of Mr. Sansone, the proceeds of which are payable to a beneficiary designated by Mr. Sansone, (b) amounts contributed by the Company on behalf of Messrs. Sansone and McNeill of $67,577 and $10,675, respectively, pursuant to the Company’s Non-Qualified Deferred Compensation Plan, (c) amounts contributed by the Company on behalf of Messrs. Sansone and McNeill of $18,833 and $18,271, respectively, in connection with their Company-paid automobile as provided in their respective employment agreements (See “Employment Agreements” below) and (d) amounts reimbursed during the fiscal year for the payment of taxes on behalf of Messrs. Sansone and McNeill of $17,005 and $15,000, respectively.

Incentive Bonus Policy

The Company has established an incentive bonus policy (the “Incentive Bonus Policy”) that provides for cash bonuses to certain employees of the Company, including all executive officers. Payment of any bonus under the Incentive Bonus Policy is at the discretion of the Compensation Committee, subject to ratification by the Board of Directors, but is based generally on factors such as increases in overall corporate profitability, divisional profitability and achieving goals as outlined in the Company’s annual financial and operational plan. The Board of Directors may amend, suspend or discontinue the Incentive Bonus Policy at any time. Cash bonuses aggregating $300,000 were paid to executive officers under the Incentive Bonus Policy for fiscal year 2002. Cash bonuses paid under the Incentive Bonus Policy to the above individuals for fiscal year 2002 are included in the “bonus” amounts reported for them in the Summary Compensation Table.

Employee Stock Options

The Company has adopted, and its stockholders have approved, the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan is designed to provide a means by which selected key persons may be given an opportunity to purchase stock of the Company, to help secure and retain the services of key persons, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Company has reserved 1,750,000 shares of Common Stock for issuance pursuant to the Stock Option Plan. Options granted under the Stock Option Plan may be either

(i) options intended to qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) nonqualified stock options (“Nonqualified Stock Options”). Incentive Stock Options may be granted only to employees (including officers) of the Company or its affiliates. Nonqualified Stock Options may be granted only to key employees, directors, consultants or advisors of the Company or its affiliates. Non-employee directors are not eligible to participate in the Stock Option Plan. The Board of Directors has the authority to amend the Stock Option Plan, subject to stockholder approval, and may suspend or terminate the Stock Option Plan at any time.

The following table sets forth information regarding the number, terms and potential realizable value of stock options granted to Messrs. Sansone and McNeill during fiscal year 2002:

Options Granted in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Joseph D. Sansone	20,000	12.29%	$5.65	08/29/2012	$71,065	$180,093
James M. McNeill	15,000	9.21%	$5.65	08/29/2012	$53,299	$135,070

(1)
All options were granted at an exercise price equal to the fair market value of the underlying shares as of the date of the grant and become exercisable in one-fourth increments on each anniversary of the grant date.

(2)	Such value is based on the exercise price at the time of the grant.

The following table sets forth certain information with respect to exercises of stock options during fiscal year 2002 by each of the named executives and the fiscal year-end value of unexercised stock options held by them:

Option Exercises

		Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-money Options at Fiscal Year-End(2)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Joseph D. Sansone	48,291	$338,099	172,259/51,250	$157,896/$40,413
James M. McNeill	21,500	$180,833	33,625/47,375	$72,505/$51,390

(1)	Such value is computed by subtracting the option exercise price from the market price of the Common Stock on the date of exercise and multiplying that figure by the total number of options exercised.
(2)
Such value is computed by subtracting the option exercise price from the market price of the Common Stock on September 30, 2002 and multiplying that figure by the total number of exercisable/unexercisable options.

Set forth in the table below is certain information about securities issuable under the Company’s equity compensation plans as of September 30, 2002:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,100,166	$10.60	1,603,091
Equity compensation plans not approved by security holders	—	—	—

Total	1,100,166	$10.60	1,603,091

Under the Company’s Stock Option Plans, options may be granted for the purchase of up to 2,050,000 shares of Common Stock. Options are granted by the Compensation Committee of the Company’s Board of Directors to officers, directors and employees of the Company, or to certain outside advisors and consultants, for the purchase of the Company’s stock at the fair market value of the shares on the dates of grant. Options granted under the Stock Option Plan generally vest in four equal, annual installments beginning on the date of grant or accelerate upon the occurrence of certain events. Options granted under the Directors’ Stock Option Plan vest on the first anniversary date of grant, provided that the grantee is then a director of the Company.

401(k) Savings Plan

The Company maintains the Pediatric Services of America, Inc. 401(k) Savings Plan (the “401(k) Plan”), which became effective January 1, 1992. The 401(k) Plan covers all employees of the Company (except, among others, highly compensated employees as defined in the Plan, certain employees designated as part-time employees and employees deemed to be leased employees within the meaning of certain provisions of the Code) who have completed at least 1,000 hours and one year of service with the Company. Under the 401(k) Plan, each eligible employee may elect to contribute up to a maximum of 20% of pre-tax compensation, not exceeding $11,000 for the 2002 calendar year, and 5% of after-tax compensation (or the maximum amount then permitted by the Code). The Company may, in its discretion, make contributions on behalf of eligible employees in an amount up to the employee’s contributions. All employees’ contributions to the 401(k) Plan are 100% vested upon contribution, while the Company’s contributions vest 100% over a period of five years of service with the Company. Distribution of accrued benefits normally will commence upon the participants reaching age 65 (or if earlier, upon the participant’s death or disability).

Non-Qualified Deferred Compensation Plan

On January 1, 2000, the Company adopted the Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) for selected management or highly compensated employees of the Company who earned more than $80,000 annually. Effective January 1, 2002, the Company amended and restated the Plan in order to eliminate definitional and other ambiguities, incorporate previous amendments, eliminate administrative convenience lump sum payment on termination of service and clarify eligibility issues to bring the plan within IRS and judicial standards. The Compensation Committee administers the Plan, and the Board of Directors annually selects the employees who are eligible to participate in the Plan and the tier in which the employee will be a member. The purposes of the Plan are to provide the selected management or highly compensated personnel of the Company with the opportunity to defer amounts of their compensation which might not otherwise be deferrable under other Company plans, including the 401(k) Plan, and to receive the benefit of additions to their deferral, in the absence of certain restrictions and limitations in the Code. Participants elect the amount of pay they wish to defer up to the maximum percentage of compensation for the tier in which the employee is a member. Maximum deferrals range from 10% to 100% of compensation. The Company may contribute to the Plan an amount equal to a percentage of the amount each Participant contributes to the Plan. The Non-Qualified Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Company contributions and voluntary compensation deferrals are held in a “Rabbi Trust” as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422. Distributions of Plan contributions and earnings will be made upon termination of employment, disability, retirement or the financial hardship of the participant. In-service benefits are also available to participants.

Employee Stock Purchase Plan

Effective January 1, 1996, the Board of Directors of the Company adopted the Pediatric Services of America, Inc. Employee Stock Purchase Plan (the “ESPP”), as amended. The ESPP is administered by the Compensation Committee of the Board of Directors. Participant contributions in the ESPP are made through quarterly payroll deductions on an after-tax basis. On or about the last day of the calendar quarter the Company contributes 15% of the total amount of each employee’s contributions to the ESPP for that quarter. Participants’ and the Company’s contributions are used to purchase shares of Common Stock at fair market value on the open market on or about the last day of the respective quarter.

Employment Agreements

The Company has amended and restated its employment agreement with Joseph D. Sansone, effective November 7, 2002, pursuant to which Mr. Sansone serves as Chief Executive Officer and President of the Company. Under the terms of the amended and restated agreement, Mr. Sansone’s annual base salary for fiscal year 2003 is $378,000, subject to increase in future terms at the discretion of the Board of Directors. The agreement also provides that Mr. Sansone is entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and in all of the Company’s employee benefit plans and programs for which he is eligible under the terms of such plans or programs. In addition, the agreement provides that Mr. Sansone is entitled to life insurance coverage in the amount of $500,000, payable to the beneficiary of his choice, certain long-term disability insurance coverage and the use of a Company paid automobile, including related maintenance, insurance and operating expenses. Mr. Sansone also is entitled to receive reimbursement for services for matters relating to estate and tax planning, annual physicals, and expenses incurred for reasonable business and social activities, including memberships in professional organizations and a sporting or country club. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. The agreement is terminated upon the death or disability of Mr. Sansone, and the Board of Directors may terminate Mr. Sansone’s employment with or without cause (as defined in the agreement). In the event Mr. Sansone’s employment is terminated without cause or terminated by Mr. Sansone for “good reason,” the Company is obligated to pay Mr. Sansone his full salary and provide full benefits for the remainder of the contract term and for a period of 18 months thereafter. In such event, Mr. Sansone also is entitled to receive up to one hundred fifty percent (150%) of any annual bonus received for performance during the Company’s immediately preceding fiscal year, accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation, supplemental retirement programs and similar programs. “Good reason” is defined as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement which has not been cured within ten days after notice. Under the terms of the agreement, Mr. Sansone is not entitled to any severance benefits in the event his employment is terminated for cause or in the event he voluntarily terminates his employment with the Company.

The Company also has amended and restated its employment agreement with James M. McNeill, effective November 7, 2002, pursuant to which he serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. McNeill’s base salary for fiscal 2003 is $215,250, subject to increase for future terms at the discretion of the Board of Directors. Mr. McNeill also is entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and all employee benefit plans and programs for which he is eligible under the terms of such plans or programs. Pursuant to the agreement, Mr. McNeill receives the use of a Company paid automobile, including related maintenance, insurance and operating expenses. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. The agreement is terminated upon the death or disability of Mr. McNeill, and the Board of Directors also may terminate Mr. McNeill’s employment under the agreement with or without cause (as defined in the agreement). In the event Mr. McNeill’s employment is terminated by the Company without cause, or terminated by Mr. McNeill for “good reason,” the Company is obligated to pay Mr. McNeill his full salary and benefits for a period of 12 months. In such event, Mr. McNeill also is entitled to receive accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation, supplemental retirement programs and similar programs. “Good reason” is defined as certain events resulting from a change in control of the Company or a failure by the Company to comply with any material term of the agreement which has not been cured within ten days after notice. Under the terms of the agreement, Mr. McNeill is not entitled to any severance benefits in the event his employment with the Company is terminated with cause or in the event he voluntarily terminates his employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lillie Axelrod, spouse of director Michael Axelrod, is an employee of Acordia, Inc. (“Acordia”). Acordia provides insurance brokerage services to the Company. Mrs. Axelrod is paid a commission based on the fees paid to Acordia. During fiscal 2002, the fees paid to Acordia were approximately $129,000.

STOCK PERFORMANCE GRAPH

The price information reflected for the Company’s Common Stock in the following performance graph represents the closing sales prices of the Common Stock for the period from September 30, 1997 through September 30, 2002. The graph and the accompanying table compare the cumulative total stockholders’ return on the Company’s Common Stock with the Standard & Poor’s (“S&P”) 500 Index, S&P Health Care Sector, and a Health Care Composite Peer Group. The Health Care Composite Peer Group is composed of companies within the following industries: diversified health care, pharmaceuticals, miscellaneous health care, hospital management, and medical products and supplies. The calculation in the following graph and table assume that $100 was invested on September 30, 1997 in each of the Company’s Common Stock, the S&P 500 Index and the S&P 500 Health Care Sector and the Health Care Composite Peer Group, and also assumes dividend reinvestment.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder require the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company’s Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company’s Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations from the reporting persons that no other reports were required of those persons, to the Company’s knowledge during and with respect to fiscal 2002, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its Common Stock were complied with in a timely manner, except for the filings made by Mr. Robert Pinkas, who inadvertently neglected to report certain purchases of the Company’s stock made during fiscal year 2000. Mr. Pinkas’ 2002 Form 5 filing reflects his current holdings.

STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

Proposals of stockholders, including nominations for the Board of Directors, intended to be included in the Company’s proxy materials for the 2004 Annual Meeting of Stockholders or to be presented in person at the 2004 Annual Meeting of Stockholders must be submitted to the Company in accordance with the procedures set forth in Article II, Sections 5 and 6, respectively, of the Bylaws of the Company. Accordingly, stockholders must submit such proposals and nominations in writing to the Company no earlier than June 20, 2003 and no later than August 19, 2003 in order for such matters to be presented for consideration and voted upon at the 2004 Annual Meeting. All such proposals and nominations should be submitted by certified mail, return receipt requested, and must be received by the Secretary at the Company’s corporate offices at 310 Technology Parkway, Norcross, Georgia 30092-2929.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the accompanying form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors

Joseph D. Sansone Director, Chief Executive Officer and President

Norcross, Georgia
December 17, 2002

The Company’s 2002 Annual Report on Form 10-K, which includes audited financial statements, has been mailed to stockholders of the Company along with these proxy materials. Portions of this Proxy Statement for the Annual Meeting of Stockholders to be held on February 12, 2003 are incorporated by reference in Part III of the Annual Report on Form 10-K.

APPENDIX I

PEDIATRIC SERVICES OF AMERICA, INC.

Amended and Restated

Charter of the Audit Committee of the Board of Directors

As Adopted and Approved by the Board of Directors on

November 7, 2002

I.    Statement of Policy

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pediatric Services of America, Inc. (the “Company”) shall provide assistance to the Board in fulfilling their oversight responsibility with respect to (i) the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditor. To this end, the Committee shall maintain free and open communication with the Board, the independent auditor, the Company’s internal auditor, the Company’s Chief Financial Officer and the financial management of the Company.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing and expressing an opinion on those financial statements. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

II.    Organization

The Committee shall be comprised of a minimum of three independent directors, each of whom must be an “Independent Director” (as defined below) and free of any relationship that, in the opinion of the Board, would interfere or appear to interfere with their exercise of independent judgment in carrying out the responsibilities as a member of the Committee or as a director.

Each member of the Committee will be appointed annually by the Board and will serve as long as he or she remains an independent member of the Board, or until he or she resigns or is removed by the Board and his or her successor is duly elected and qualified. The members of the Committee may be removed by the Board at any time. One member will be appointed chairperson by the Board.

III.    Qualification

All Committee members shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience, background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or other experience as required by applicable law, and must otherwise meet the definition of “financial expert” once that term is defined by the Securities and Exchange Commission as and when required by the Sarbanes-Oxley Act of 2002.

IV.    Meetings

The Chairperson of the Committee will establish the agenda for each Committee Meeting. The Committee will hold at least four (4) meetings per year, or more frequently as circumstances dictate. Pursuant to their duty to foster open communication, the Committee will meet at least quarterly with management, the internal auditor, the Chief Financial Officer and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. In addition, the Committee will meet with the independent auditor and management quarterly to review the Company’s financials, consistent with Section V below.

V.    Powers and Responsibilities

Auditors and Auditor Independence

The Committee will:

1.
Have the sole power to select and hire the independent auditors to audit the financial statements of the Company and its subsidiaries and advise the independent auditors that they are accountable to the Board and the Committee as representatives of the shareholders.

2.	Have the sole power to approve the independent auditors’ fees.

3.
Assess all relationships of the independent auditors with the Company to determine their independence. Such assessment should include the review on an annual basis of a formal written statement from the independent auditors that discloses all relationships between the auditor and its related entities and the Company and its related entities, consistent with Independence Standards Board Standard No. 1.

4.	Have the power to discharge the independent auditors when circumstances warrant.

5.	Have the sole power to approve all audit and non-audit services provided by the independent auditors, except those services prohibited by law, prior to the Company’s receipt of such services.

6.	Have the power to hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit without Board approval.

7.	Present an evaluation of the independent auditor’s qualifications, performance and independence to the Board annually. To be in a position to make such evaluation, the Committee shall:

(a)
At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

(b)	Review and evaluate the lead partner of the independent auditor.

(c)	Review the independent auditor’s performance with the Company’s management and internal auditors.

(d)	Ensure that the lead audit partner does not serve as such for more than 5 consecutive years.

(e)	Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent audit firm.

8.
Set clear hiring policies for employees or former employees of the independent auditors, including the requirement that the Company not hire any person as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any equivalent position if such person was employed by the independent auditors and participated in any capacity in the audit of the Company during the one year period preceding the date of initiation of such audit.

9.
Discuss with the independent auditor its evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent auditor received during the course of its audit, and any audit problems or difficulties, including any restrictions on the scope of work or access to required information and management’s response to the problem or difficulty.

Financial Reporting

1.
Meet with the independent auditors, internal auditors and financial management of the Company prior to the annual audit to review the scope and audit procedures of the proposed audit and, at the completion of the audit, meet again with the independent auditors to review audit results and discuss the independent auditors’ judgment, comments and recommendations about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

2.
Review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Obtain and review a report of the independent auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Company with respect to:

(i)	all critical accounting policies and practices used;

(ii)
all alternative treatments of financial information within auditing standards generally accepted in the United States that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

4.	Obtain and review a report from each of management and the independent auditors with respect to:

(a)
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(b)
analyses setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, arrangements or obligations on the Company’s financial statements;

(d)
earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

5.
Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.
Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7.	Discuss the guidelines and policies with respect to the Company’s financial risk assessment and risk management policies with management.

Internal Controls and Process Improvement

1.	Establish procedures for dealing with complaints received by the Company regarding accounting internal accounting controls or audit matters.

2.	Establish procedures for the confidential and anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

3.
Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures would be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee should review periodically Company policy statements to determine their adherence to the code of conduct.

4.	Review the functions and effectiveness of the Company’s internal audit department, including its budget, staffing, organization, independence, and proposed audit plans for the year.

5.	Review at each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan.

Oversight

1.	Oversee the Company’s compliance program, including meeting with, and receiving reports from, the Company’s Chief Compliance Officer and review and approve the annual compliance program

2.
Review with the Company’s General Counsel, on not less than a semi-annual basis, all material litigation and other significant legal matters that may have a material impact on the Company’s financial statements and compliance policies and programs.

3.
Review and pre-approve all related-party transactions. These include transactions in which any of the following persons has a direct or indirect material interest: a director or officer of the Company, a nominee for director, an owner of more than 5% of the outstanding shares of any class of stock or an immediate family member of any of the foregoing persons.

4.	Review and update the Committee’s Charter annually or as circumstances dictate.

5.	Report to the Board on regular basis and submit minutes of all meetings to the Board.

6.	Cooperate in an annual performance evaluation of the Committee by the Board. In connection with the evaluation, the Committee should review with the Board:

(a)
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(b)
analyses setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)
the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, arrangements or obligations on the Company’s financial statements; earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

VI.    Definitions

1.
For purposes of this Charter, the term “independent auditor” will mean, as and when required by the Sarbanes-Oxley Act of 2002, a public accounting firm registered with the Public Company Accounting Oversight Board.

2.
For purposes of this Charter, the term “independent director” means: a person other than an officer or employee of the Company or its subsidiaries or any other individual who does not have a relationship which, in the opinion of the Company’s Board of Directors, would interfere with or appear to interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

(a)	a director who is or has been employed by the Company or any of its affiliates for the current year or any of the past five years;

(b)
a director who accepts any payment from the Company or any of its affiliates, including political contributions, or who has an immediate family member who accepts such payments, or works for a company that accepts such payments, in the current year, other than compensation for board service;

(c)	a director who is an affiliated person of the Company or any of its affiliates;

(d)	a director who is a relative of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an officer;

(e)
a director who is a partner in, or a controlling shareholder or an executive officer of, any business organization, including a non-profit entity, to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current or in any of the past three years;

(f)	a director who is employed by another company and any of the Company’s executive officers serve on that company’s compensation committee;

(g)	a director or an immediate family member of the director who currently or within the past 5 years has been affiliated with or employed by the independent auditor;

(h)	a director who holds 20% or more of the Company’s outstanding common stock; or

(i)	a director who serves on the audit committee of three other companies.

3.
For purposes of this Charter, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

Approved and adopted this 7th day of November, 2002.

/s/ MICHAEL J. FINN
Michael J. Finn, Chairman

/s/ EDWARD K. WISSING
Edward K. Wissing, Committee Member

/s/ MICHAEL E. AXELROD
Michael E. Axelrod, Committee Member

PEDIATRIC SERVICES OF AMERICA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby acknowledges receipt of the Notice of the 2003 Annual Meeting of Stockholders and Proxy Statement and does hereby appoint Michael E. Axelrod and Michael J. Finn, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Pediatric Services of America, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders of Pediatric Services of America, Inc., to be held in the Medlock Auditorium at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, at 9:00 a.m. on Wednesday, February 12, 2003, and at any adjournment(s) thereof, as indicated on the reverse hereof:

1.	The election of one Class III Director to serve until the 2006 Annual Meeting of Stockholders:	FOR the nominee listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for the nominee listed below ☐
JOSEPH D. SANSONE

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors knows of no other business to be presented at the Annual Meeting.

TO BE DATED AND SIGNED ON OTHER SIDE

PLEASE COMPLETE, DATE, SIGN AND
RETURN THIS PROXY PROMPTLY

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is given, it will be voted “For” the nominee listed in Proposal 1.

Signature(s)

Date:

Please sign exactly as your name(s) appears hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer.